EXECUTION VERSION

CARLYLE TACTICAL PRIVATE CREDIT FUND

SUPPLEMENT TO AMENDED AND RESTATED DECLARATION OF TRUST

RELATING TO

SERIES F MANDATORY REDEEMABLE PREFERRED SHARES

SERIES G MANDATORY REDEEMABLE PREFERRED SHARES

AND

SERIES H MANDATORY REDEEMABLE PREFERRED SHARES

Supplement to Amended and Restated Declaration of Trust (Supplement”) made as of September 16, 2024 by the Trustees hereunder.

WHEREAS, the Trustees of Carlyle Tactical Private Credit Fund, a Delaware statutory trust (the “Fund”), may authorize and issue preferred shares of the Fund having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit under Section 6.2 of the Amended and Restated Declaration of Trust made as of July 15, 2022 (the “Original Declaration of Trust,” as restated, amended or supplemented from time to time, together with this Supplement is called the “Declaration of Trust”) without the approval of any holders of shares of beneficial interests in the Fund pursuant to Section 6.2 of the Original Declaration of Trust; and

WHEREAS, the Trustees have made this Supplement to the Original Declaration of Trust to establish the terms, preferences, rights, voting powers, privileges, limitations, restrictions and qualifications of the Series F Mandatory Redeemable Preferred Shares (the “Series F MRP Shares”), Series G Mandatory Redeemable Preferred Shares (the “Series G MRP Shares”) and Series H Mandatory Redeemable Preferred Shares (the “Series H MRP Shares,” and together with the Series F MRP Shares and the Series G MRP Shares, the “MRP Shares”) of the Fund;

NOW, THEREFORE the Trustees hereby supplement the Original Declaration of Trust to authorize the issuance by the Fund of its MRP Shares as follows:

MRP SHARES

DESIGNATION

Preferred Shares: (i) 2,000,000 shares of a new series of preferred shares called the Series F Mandatory Reemable Preferred Shares are classified and designated as Shares, $.001 par value per share, liquidation preference $25.00 per share, (ii) 4,000,000 shares of a new series of preferred shares called the Series G Mandatory Reemable Preferred Shares are classified and designated as Shares, $.001 par value per share, liquidation preference $25.00 per share and (iii) 4,000,000 shares of a new series of preferred shares called the Series H Mandatory Reemable Preferred Shares are classified and designated as Shares, $.001 par value per share, liquidation preference $25.00 per share.

The initial Dividend Period for the Series F MRP Shares shall be the period from and including the Original Issue Date thereof to and including February 16, 2025. Each Series F MRP Share will have a dividend rate equal to the Series F Applicable Rate, as determined from time to time; and subject to adjustment pursuant to Section 2(c) hereof. Each Series F MRP Share shall have such other preferences, rights, voting powers, privileges, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth herein. The Series F MRP Shares shall constitute a separate series of Preferred Shares. Each certificate representing Series F MRP Shares shall be substantially in the Form of Exhibit 1-A.

The initial Dividend Period for the Series G MRP Shares shall be the period from and including the Original Issue Date thereof to and including December 16, 2024. Each Series G MRP Share will have a dividend rate equal to the Series G Applicable Rate, as determined from time to time; and subject to adjustment pursuant to Section 2(c) hereof. Each Series G MRP Share shall have such other preferences, rights, voting powers, privileges, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth herein. The Series G MRP Shares shall constitute a separate series of Preferred Shares. Each certificate representing Series G MRP Shares shall be substantially in the Form of Exhibit 1-B.

The initial Dividend Period for the Series H MRP Shares shall be the period from and including the Original Issue Date thereof to and including December 16, 2024. Each Series H MRP Share will have a dividend rate equal to the Series H Applicable Rate, as determined from time to time; and subject to adjustment pursuant to Section 2(c) hereof. Each Series H MRP Share shall have such other preferences, rights, voting powers, privileges, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth herein. The Series H MRP Shares shall constitute a separate series of Preferred Shares. Each certificate representing Series H MRP Shares shall be substantially in the Form of Exhibit 1-C.

Subject to the provisions of Section 3(i) and Section 6 hereof, the Board of Trustees of the Fund may, in the future, authorize the issuance of additional Preferred Shares with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the initial Dividend Period, the Applicable Rate for the initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Supplement relating to such additional Preferred Shares.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 13 hereof.

SECTION 1. NUMBER OF SHARES; RANKING.

(a) (i) The number of authorized Series F MRP Shares is 2,000,000 shares, (ii) the number of authorized Series G MRP Shares is 4,000,000 shares and (iii) the number of authorized Series H MRP Shares is 4,000,000 shares. No fractional MRP Shares shall be issued.

(b) The MRP Shares shall rank (i) on a parity with each other and shares of any other class or series of Preferred Shares as to the payment of dividends or interest to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund and (ii) senior to Common Shares as to payment of dividends or interest to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(c) No Holder of MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Trustees, other right to acquire, purchase or subscribe for any MRP Shares, Common Shares or other securities of the Fund which it may hereafter issue or sell.

SECTION 2. DIVIDENDS.

(a) The Holders of MRP Shares shall be entitled to receive quarterly cumulative cash dividends, when, as and if authorized by the Board of Trustees and declared by the Fund, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate (or the Default Rate), and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from and including the Original Issue Date.

(b) (i) Dividends shall be payable quarterly on MRP Shares when, as and if authorized by the Board of Trustees and declared by the Fund, beginning on the initial Dividend Payment Date on MRP Shares, and with respect to any Dividend Period thereafter on the first (1st) Business Day following each Quarterly Dividend Date.

(ii) Except as otherwise set forth herein, the Fund shall pay an aggregate amount of federal funds or similar same-day funds, equal to the dividends to be paid to all Holders of MRP Shares on each Dividend Payment Date in accordance with Section 14 of the Securities Purchase Agreement. The Fund shall not be required to establish any reserves for the payment of dividends.

(iii) Each dividend on MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share ledger or share records of the Fund at the close of business on the fifth (5th) day prior to the Quarterly Dividend Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Fund at the close of business on a date, not exceeding 5 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any dividend payment or payments which may be in arrears; provided however that the Dividend Rate may be increased in such circumstances as set forth herein.

(c) (i) So long as each series of the MRP Shares are rated on any date no less than “A-” by Kroll (and no less than an equivalent of such rating by each Other Rating Agency), the dividend rate on the Outstanding MRP Shares (the “Dividend Rate”) shall be the Applicable Rate. If the lowest credit rating assigned on any date of any series of the MRP Shares by Kroll or any Other Rating Agency is equal to one of the ratings set forth in the table below (or its equivalent by an Other Rating Agency), the Dividend Rate for such series of MRP Shares shall be adjusted during such period by adding the respective enhanced dividend amount (which shall not be cumulative) set opposite such rating (or the equivalent rating from any Other Rating Agency) to the Applicable Rate.

KROLL EQUIVALENT	ENHANCED DIVIDEND AMOUNT
“BBB+” to “BBB-”	2.0%
“BB+” or below	4.0%

The Fund shall, at all times, use reasonable efforts to cause at least one NRSRO to maintain a current rating on each series of the MRP Shares. If, notwithstanding the foregoing requirements of this Section 2(c)(i), no Rating Agency is rating the Outstanding MRP Shares, the Dividend Rate (so long as no such rating exists) on the Outstanding MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

(ii) Subject to the cure provisions below, a “Default Period” will commence on any Dividend Payment Date or any date on which the Fund would be required to redeem any MRP Shares regardless of whether any of the conditions of the Special Proviso in Section 3(a)(iv) were applicable, if the Fund fails to pay directly in accordance with Section 14 of the Securities Purchase Agreement by 1:00 p.m., New York City time, (A) the full amount of any dividends payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable with respect to any redemption required hereunder regardless of whether any of the conditions of the Special Proviso exists (the “Redemption Date”) (a “Redemption Default,” and together with a Dividend Default, is hereinafter referred to as “Default”). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends, and in the case of a Redemption Date, any unpaid redemption price, shall have been directly paid in accordance with Section 14 of the Securities Purchase Agreement. In the case of a Default, the Dividend Rate for each day during the Default Period will be equal to the Default Rate.

(iii) No Default Period with respect to a Dividend Default or Redemption Default shall be deemed to commence if the amount of any dividend or any redemption price due is paid in accordance with Section 14 of the Securities Purchase Agreement within five Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

(iv) The amount of dividends per share payable on each Dividend Payment Date of each Dividend Period (including the first Dividend Period) shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the nearest cent. Dividends payable on any MRP Shares for any period of less than a full quarterly Dividend Period, including upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Applicable Rate (or the Default Rate, if applicable) for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the nearest cent.

(d) Any dividend payment made on MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

(e) For so long as the MRP Shares are Outstanding, except as contemplated herein, the Fund will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interests, if any, ranking junior to the MRP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Fund ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the MRP Shares Asset Coverage would be achieved, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid, and (3) the Fund has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso) (clauses (1),(2) and (3) are together the “2(e) Requirements”).

Notwithstanding the foregoing, the Fund shall not, at any time, be prohibited or otherwise restricted in its ability to call for redemption, redeem, purchase or otherwise acquire for consideration its Common Shares pursuant to its Repurchase Policy in compliance with the 1940 Act; provided, however, if (i) a quarterly repurchase of Common Shares pursuant to the Repurchase Policy and/or Rule 23c-3 of the 1940 Act (as such rule may be amended from time to time) would cause the Fund to be below the MRP Shares Asset Coverage or (ii) the Fund has failed to satisfy (and continues to fail to satisfy) the 2(e) Requirements and the Fund is required to make a quarterly repurchase offer of Common Shares pursuant to the Repurchase Policy and/or Rule 23c-3 of the 1940 Act (as such rule may be amended from time to time) before the 2(e) Requirements are satisfied, such quarterly repurchase offer of Common Shares shall not exceed 5% of the Common Shares outstanding, at a price equal to the Fund’s net asset value (as may be determined in accordance with its valuation policies and procedures) as of the “repurchase pricing date,” as such term is defined in Rule 23c-3 and as set forth in the applicable repurchase offer documents.

SECTION 3. REDEMPTION.

(a) (i) The Fund may, at its option, redeem in whole or in part out of funds legally available therefor, MRP Shares at any time and from time to time, subject to the notice provisions of Section 3(b) at the sum of (A) the MRP Liquidation Preference Amount (as defined herein) plus an amount equal to accumulated but unpaid dividends and other distributions on the MRP Shares (whether or not earned or declared by the Fund, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Make-Whole Amount (which in no event shall be less than zero); provided, however, the Fund may, at its option (i) redeem the Series F MRP Shares within 90 days prior to the Series F Term Redemption Date and (ii) redeem the Series G MRP Shares within 90 days prior to the Series G Term Redemption Date, and (iii) redeem the Series H MRP Shares within 90 days prior to the Series H Term Redemption Date, each at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Fund, but excluding interest thereon) to, but excluding the date fixed for redemption. Notwithstanding the foregoing, the Fund shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of MRP Shares), on the date on which the Fund intends to give such notice and on the date of redemption, the MRP Shares Asset Coverage is greater than or equal to 225% immediately subsequent to such redemption if such redemption were to occur on such date.

(ii) In addition to subparagraph (a)(i) of this Section, if the MRP Shares Asset Coverage is less than or equal to 235%, for any five Business Days within a ten-Business Day period, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten Business Day period, the Fund, upon not less than 12 days nor more than 40 days’ notice as provided below, may redeem the MRP Shares at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Fund, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 2% of the MRP Liquidation Preference Amount. The amount of MRP Shares that may be redeemed under this provision shall not exceed an amount of MRP Shares which results in a MRP Shares Asset Coverage of more than 250% pro forma for such redemption, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iii) If the Fund fails to maintain on any Valuation Date, the MRP Shares Asset Coverage (any such day, an “Asset Coverage Cure Date”), the Fund shall, subject to Section 3(a)(iv), redeem the number of MRP Shares provided below at the MRP Liquidation Preference Amount plus an amount equal to accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Fund, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 1% of the MRP Liquidation Preference Amount. The number of MRP Shares to be redeemed upon the Fund’s failure to maintain the MRP Shares Asset Coverage on any Valuation Date will be equal to the product of (A) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Fund (including the MRP Shares) which have an asset coverage test greater than or equal to 225% times and (B) the minimum number of outstanding shares of Preferred Shares of the Fund (including the MRP Shares) the redemption of which would result in the Fund satisfying the MRP Shares Asset Coverage as of a date that is no more than 30 days after an Asset Coverage Cure Date (provided that, if there is no such number of MRP Shares the redemption of which would have such result, the Fund shall, subject to Section 3(a)(iv), redeem all MRP Shares then Outstanding). Notwithstanding the foregoing, if the Fund satisfies the MRP Shares Asset Coverage as of a date that is no more than 30 days after an Asset Coverage Cure Date before taking into account any redemptions of Preferred Shares, the Fund shall not be obligated to redeem any shares of Preferred Shares under this Section 3(a)(iii). The asset coverage in respect of the MRP Shares provided for in this Section 3(a)(iii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iv) In determining the MRP Shares to be redeemed in accordance with the foregoing Section 3(a) in the case of a partial redemption, the Fund shall allocate the number of shares to be redeemed pursuant to this Section 3 pro rata among the Holders of MRP Shares in proportion to the number of MRP Shares they hold. The Fund shall effect any redemption pursuant to subparagraph (a)(iii) of this Section 3 no later than 40 calendar days after the Asset Coverage Cure Date (a “Mandatory Redemption Date”), provided, that if (1) the Fund does not have funds legally available for the redemption of, or (2) is not permitted under any agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred Shares pursuant to Section 4(f)(iii) to redeem, or (3) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the Fund under subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3 (the foregoing provisions of clauses (1), (2) and (3) of this proviso being referred to as the “Special Proviso”), the Fund shall redeem those MRP Shares, and other shares of Preferred Shares which it was unable to redeem, on the earliest practicable date on which the Fund will have such funds available and is otherwise not prohibited from redeeming pursuant to such agreement or instrument consented to by the holders of the 1940 Act Majority of the Outstanding Preferred Shares pursuant to Section 4(f)(iii) or applicable laws, upon notice pursuant to Section 3(b) to record owners of the MRP Shares to be redeemed. The Fund will make a payment of funds to the Holders of the MRP Shares sufficient to redeem the specified number of MRP Shares with respect to a redemption required under subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, on or prior to the Mandatory Redemption Date.

(v) The Fund shall redeem all Outstanding Series F MRP Shares, Series G MRP Shares and Series H MRP Shares on the respective Term Redemption Dates at the MRP Liquidation Preference Amount plus an amount equal to accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Fund, but excluding interest thereon), to, but excluding, the respective Term Redemption Dates.

(b) In the event of a redemption pursuant to Section 3(a), the Fund will, if required by law or regulation, file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Fund shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Holders of MRP Shares to be redeemed not less than 20 days (in the case of Section 3(a)(i)), 12 days (in the case of Section 3(a)(ii)), or 3 Business Days (in the case of Section 3(a)(iii)) and not more than 40 days prior to the applicable redemption date. Subject to the provisions of the Securities Purchase Agreement regarding notices to the Holders, the Notice of Redemption will be addressed to the Holders of MRP Shares at their addresses appearing on the share records of the Fund. Such Notice of Redemption will set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the Make-Whole Amount, if any, or the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption (so long as redeemed), and (5) the provision of this Supplement under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

(c) Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of beneficial interests of the Fund ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set apart for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Fund of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase, tender or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.

(d) Upon payment in accordance with Section 14 of the Securities Purchase Agreement on or prior to the date fixed for redemption and the giving of the Notice of Redemption to the Holders of the MRP Shares under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Fund has maintained the MRP Shares Asset Coverage), and all rights of the Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount.

(e) To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MRP Shares shall be deemed to exist when the Fund shall have failed, for any reason whatsoever, to pay in accordance with Section 14 of the Securities Purchase Agreement the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3(a) and 3(b) hereof. Notwithstanding the fact that the Fund may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

(f) [Intentionally omitted.]

(g) Except for the provisions described above, nothing contained in these terms of the MRP Shares limits any right of the Fund to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Fund is in compliance with the MRP Shares Asset Coverage after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquire any MRP Shares is made by the Fund pro rata to the Holders of all of the Outstanding MRP Shares upon the same terms and conditions with respect to other Outstanding MRP Shares.

(h) In the case of any redemption pursuant to this Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Declaration of Trust would require redemption of a fractional share, the Fund shall be authorized to round up so that only whole shares are redeemed.

(i) Notwithstanding anything herein to the contrary, the Board of Trustees may authorize, create or issue any class or series of shares of capital shares, including other series of mandatory redeemable preferred shares, ranking on a parity with the MRP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund (“Parity Shares”), to the extent permitted by the 1940 Act, if, (i) upon issuance, the Fund would meet the MRP Shares Asset Coverage and (ii) in the event the holders of such Parity Shares have the benefit of any rights substantially similar to Sections 2(e), 3(a)(iii), 4(f)(iv) or 4(l) which are additional to or more beneficial than the rights of the Holders of the MRP Shares under such sections, this Supplement shall be deemed to include such additional or more beneficial rights for the benefit of the Holders of the MRP Shares. Such rights incorporated herein shall be terminated when and if terminated with respect to such other Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such other Parity Shares but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of the MRP Shares).

SECTION 4. VOTING RIGHTS.

(a) Except for matters which do not require the vote of Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Declaration of Trust or Bylaws, herein or or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of shareholders of the Fund, and (2) the holders of Outstanding Preferred Shares and Common Shares shall vote together as a single class on all matters submitted to shareholders; provided, however, that the holders of Outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of beneficial interests of the Fund, to elect two Trustees of the Fund at all times. Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the Board of Trustees is then classified) of the nominees for such Trustees may be fixed by the Board of Trustees. Subject to paragraph (b) of this Section 4, the holders of Outstanding Common Shares and Outstanding Preferred Shares, voting together as a single class, shall elect the balance of the Trustees.

(b) During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Trustees constituting the Board of Trustees shall automatically increase by the smallest number that, when added to the two Trustees elected exclusively by the holders of Outstanding Preferred Shares would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Fund), to elect such smallest number of additional Trustees, together with the two Trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(i) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or

(ii) if at any time holders of any shares of Preferred Shares are entitled under the 1940 Act to elect a majority of the Trustees of the Fund.

If a Voting Period has commenced pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated dividends are paid to the holders of Preferred Shares or have been otherwise provided for in a manner approved by the holders of the Preferred Shares. Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

(c) As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional Trustees as described in paragraph (b) of this Section 4, the Fund shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of mailing of such notice. If the Fund fails to send such notice or if a special meeting is not called at the expense of the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which Trustees are to be elected, a majority of such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of beneficial interests of the Fund), shall be entitled to elect the number of Trustees prescribed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

(d) The terms of office of all persons who are Trustees of the Fund at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect Trustees shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of Trustees that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Trustees elected by such holders and the remaining incumbent Trustees, shall constitute the duly elected Trustees of the Fund.

(e) Simultaneously with the termination of a Voting Period, the terms of office of the additional Trustees elected by the Holders of the MRP Shares and holders of shares of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of Trustees constituting the Board of Trustees shall decrease accordingly, the remaining Trustees shall constitute the Trustees of the Fund and the voting rights of such holders to elect additional Trustees pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

(f) So long as any series of the Preferred Shares are Outstanding, the Fund will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

(i) amend, alter or repeal (including by merger, consolidation or otherwise) any of the preferences, rights or powers of such class of Preferred Shares so as to adversely affect such preferences, rights or powers and will not amend any provision of the Declaration of Trust or Bylaws in a manner which would restrict or limit the ability of the Fund to comply with the terms and provisions of the Securities Purchase Agreement;

(ii) amend, alter or repeal (including by merger, consolidation or otherwise) any of the provisions of the Declaration of Trust or Bylaws if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof;

(iii) enter into, become a party to, be bound by or adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Fund to make dividends, distributions, redemptions or repurchases of Preferred Shares (each a “Restricted Payment Covenant”) other than Restricted Payment Covenants that are restrictive as a result of (1) a change in the laws or regulations or the Rating Agency Guidelines to which the Fund is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Shares being blocked or restricted as a result of the occurrence of any default or event of default (as such terms are defined under any such agreement or instrument). For the avoidance of doubt, an amendment to, or adoption of, a covenant (other than a Restricted Payment Covenant) in any instrument or agreement evidencing indebtedness of the Fund shall not require the affirmative vote of a 1940 Act Majority of the Holders of the Preferred Shares pursuant to this Section 4(f)(iii);

(iv) create, authorize or issue shares of any class of beneficial interests ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of beneficial interests ranking on a parity with the Preferred Shares or reclassify any authorized shares of beneficial interests of the Fund into any shares ranking on a parity with the Preferred Shares (except that, notwithstanding the foregoing, but subject to the provisions of Section 3(i), the Board of Trustees, without the vote or consent of the holders of the Preferred Shares may from time to time authorize, create and classify, and the Fund, to the extent permitted by the 1940 Act, may from time to time issue, shares or series of Preferred Shares, including other series of Mandatory Redeemable Preferred Shares, ranking on a parity with the MRP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, and may authorize, reclassify and/or issue any additional MRP Shares, including shares previously purchased or redeemed by the Fund, subject to (i) continuing compliance by the Fund with MRP Shares Asset Coverage requirement and, in all material respects, the other provisions of this Supplement, and (ii) the payment in full of all accrued and unpaid dividends on the MRP Shares and the effectuation of all redemptions required in respect of the MRP Shares, in each case, without regard to the Special Proviso in Section 3(a)(iv) except to the extent the proceeds of the issuance of such Preferred Shares are used to pay such dividends in full and to effect all such redemptions);

(v) liquidate or dissolve the Fund;

(vi) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Fund’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the MRP Shares or arising in connection with any futures contracts or options thereon, swap or cap transactions, forward rate transactions, put or call options, currency forwards, repurchases, reverse repurchases, short sales of securities or other similar transactions, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vii) below and (E) liens to secure payment for services rendered, including, without limitation, services rendered by the Fund’s custodian or otherwise arising pursuant to the Custody Agreement or any future custody agreement;

(vii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Fund may borrow and issue indebtedness as may be permitted by the Fund’s investment restrictions or as may be permitted by the 1940 Act; or

(viii) create, authorize or issue of any shares of beneficial interests of the Fund which are senior to the MRP Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Fund.

(g) The affirmative vote of the holders of a 1940 Act Majority of the Outstanding Preferred Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act.

(h) The affirmative vote of the holders of a 1940 Act Majority of the MRP Shares, voting separately as a series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of the MRP Shares in a manner different from that of other separate series of classes of the Fund’s shares of beneficial interests. The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.

(i) Unless otherwise required by law, Holders of MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting.

(j) The foregoing voting provisions will not apply with respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(k) Any vote, amendment, waiver, or consent granted or to be effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Fund or any Affiliate of the Fund and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

(l) So long as any shares of Preferred Shares are Outstanding, the Fund will not, without the affirmative vote of (1) the holders of a 1940 Act Majority of the outstanding shares of Preferred Shares, voting as a separate class, and (2) the holders of a 1940 Act Majority of the holders of the MRP Shares, voting as a separate series, create, authorize or issue shares of any class or series of beneficial interests ranking senior to the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of beneficial interests ranking senior to the Preferred Shares or reclassify any authorized shares of beneficial interests of the Fund into any shares ranking senior to the Preferred Shares.

(m) The Holders of MRP Shares shall have exclusive voting rights on any Declaration of Trust amendment that would alter the contract rights, as expressly set in such Declaration of Trust, of only the MRP Shares.

SECTION 5. LIQUIDATION RIGHTS.

(a) Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Fund (or the proceeds thereof) available for distribution to its shareholders after satisfaction of claims of creditors of the Fund, but before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full. No redemption premium (including without limitation any Make-Whole Amount) shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the Delaware Statutory Trust Act, amounts that would be needed, if the Fund were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MRP Shares will not be added to the Fund’s total liabilities.

(b) If, upon any liquidation, dissolution or winding up of the affairs of the Fund, whether voluntary or involuntary, the assets of the Fund available for distribution among the holders of all outstanding shares of Preferred Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding shares of Preferred Shares ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(c) Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class or series of shares of beneficial interests of the Fund ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Fund shall be made in respect of the Common Shares or any other class of shares of beneficial interests of the Fund ranking junior to MRP Shares upon dissolution, liquidation or winding up.

(d) A consolidation, reorganization or merger of the Fund with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Fund in consideration for the issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

(e) After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Fund.

(f) Subject to the rights of the holders of shares of any series or class or classes of beneficial interests ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of shares ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6. CERTAIN OTHER RESTRICTIONS.

If the Rating Agency Guidelines require the Fund to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to the MRP Shares, then the Fund will not engage in such actions unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

SECTION 7. COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS.

For so long as any MRP Shares are Outstanding and Kroll or any Other Rating Agency which so requires is then rating such shares, the Fund shall deliver to each rating agency which is then rating MRP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines at such times and containing such information as set forth in the respective Rating Agency Guidelines.

SECTION 8. NOTICE.

All notices and communications provided for hereunder shall be made in accordance with Section 18 of the Securities Purchase Agreement, except as otherwise provided in these terms of the MRP Shares or by the Delaware Statutory Trust Act for notices of shareholders’ meetings.

SECTION 9. WAIVER.

Without limiting Section 4(k) and Section 4(l) above, to the extent permitted by Delaware law and the 1940 Act, holders of a 1940 Act Majority of the outstanding shares of Preferred Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Trustees.

SECTION 10. TERMINATION.

If no MRP Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under these terms of the MRP Shares, shall terminate as to the MRP Shares.

SECTION 11. RATING AGENCY REQUESTS.

(a) In the event that the Fund has been requested by an NRSRO which is then rating any series of the MRP Shares to take any action with respect to such series of MRP Shares to maintain the rating of such NRSRO thereon and such action would require the vote of the Holders of such series of MRP Shares, if the Fund shall give written notice of such request in reasonable detail of such action by the related NRSRO in writing to each Holder of such series of MRP Shares in accordance with the notice provisions of, and the requirements of the Purchaser Schedule to the Securities Purchase Agreement, (but only by (i) delivery by nationally recognized courier service of hard copies and only if such “courier” receives written or email acknowledgement of receipt by such Holder or, (ii) if the Holder has provided an email address in its notice details in the Purchaser Schedule to, the Securities Purchase Agreement, delivery by email and only if the Company receives written acknowledgement of receipt by such Holder) (such notice being referred to as the “Fund Request”), a Holder shall be deemed to have agreed to the matters requested by the Fund in such Fund Request if such Holder does not object to the Fund Request within 30 days after receipt of the Fund Request.

(b) Subject to the provisions of these terms of the MRP Shares, including Section 11(a), the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by these terms of the MRP Shares or required by applicable law), modify these terms of the MRP Shares to reflect any modification hereto which the Board of Trustees is entitled to adopt pursuant to the terms of Section 11(a) hereof.

SECTION 12. AMENDMENT AND WAIVER.

This Supplement may only be amended, and the observance of any term hereof may only be waived (either retroactively or prospectively), in accordance with Section 17.1 of the Securities Purchase Agreement.

SECTION 13. DEFINITIONS.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Fund.

“Applicable Rate” means the Series F Applicable Rate, the Series G Applicable Rate or the Series H Applicable Rate, as the case may be.

“Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(iii).

“Board of Trustees” or “Board” means the Board of Trustees of the Fund or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed or any day on which the New York Stock Exchange is closed for trading.

“Bylaws” means the by-laws of the Fund as adopted on April 30, 2018, as may be amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of common shares of beneficial interest, par value $.001 per share, of the Fund.

“Custody Agreement” means that certain Master Custodian Agreement dated as of March 14, 2018, by and between the Fund and State Street Bank and Trust Company, as amended through the Amendment dated as of May 22, 2018.

“Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, with respect to any series of the MRP Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on such series of the MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof.

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act, as amended.

“Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” with respect to any series of the MRP Shares means the first (1st) Business Day next following the last day of each Dividend Period.

“Dividend Period” means, with respect to any series of the MRP Shares, the period from and including the Original Issue Date or other date of the original issuance thereof, as applicable and ending on and including the next following Quarterly Dividend Date (but (i) in the case of the initial Dividend Period for the Series F MRP Shares, the period shall end on and include February 16, 2025 and (ii) in the case of the initial Dividend Period for the Series G MRP Shares and the Series H MRP Shares, the period shall end on and include December 16, 2024), and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Fund” has the meaning set forth in the first recital hereof.

“Holder” means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Fund.

“Kroll” means Kroll Bond Rating Agency, LLC and its successors at law.

“Make-Whole Amount” means, with respect to any MRP Share, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the MRP Liquidation Preference Amount of such MRP Share over the amount of such MRP Liquidation Preference Amount, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

(1) “Discounted Value” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied quarterly on a Quarterly Dividend Date) equal to the Reinvestment Yield with respect to such MRP Liquidation Preference Amount.

(2) “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, .50% over the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable MRP Shares.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any MRP Shares, the sum of (x) .50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable MRP Shares.

(3) “Remaining Average Life” means, with respect to any MRP Liquidation Preference Amount, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such MRP Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

(4) “Remaining Scheduled Payments” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, all payments of such MRP Liquidation Preference Amount and dividends thereon at the original Applicable Rate on the Original Issue Date for the Series F MRP Shares, the Series G MRP Shares and the Series H MRP Shares, as if they were paid on each Quarterly Dividend Payment Date after the Settlement Date with respect to such MRP Liquidation Preference Amount if no payment of such MRP Liquidation Preference Amount were made prior to the respective Term Redemption Dates, provided that if such Settlement Date is not a Quarterly Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be reduced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

(5) “Settlement Date” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the date on which such MRP Liquidation Preference Amount is to be prepaid pursuant to Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iv) hereof.

“MRP Liquidation Preference Amount” means for the MRP Shares, liquidation preference, $25.00 per share.

“MRP Shares” means the Series F Mandatory Redeemable Preferred Shares, the Series G Mandatory Redeemable Preferred Shares and the Series H Mandatory Redeemable Preferred Shares of the Fund.

“MRP Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the MRP Shares, of at least 225% with respect to all outstanding Senior Securities and Preferred Shares, including all outstanding MRP Shares, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

“NAIC” means the National Association of Insurance Commissioners.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time and the rules and regulations adopted by the Commission thereunder.

“1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Notice of Redemption” is defined in Section 3(b).

“NRSRO” means a nationally recognized statistical ratings organization recognized by the SEC and approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan Jones Rating Agency.

“Original Issue Date” means (i) November 18, 2024 in the case of the Series F MRP Shares and (ii) a Business Day no later than September 16, 2024 (as determined in accordance with Section 3 of the Securities Purchase Agreement) in the case of the Series G MRP Shares and the Series H MRP Shares and a Written Notice (as defined in the Securities Purchase Agreement).

“Other Rating Agency” means each NRSRO, if any, other than Kroll then providing a rating for any series of MRP Shares pursuant to the request of the Fund.

“Outstanding” or “outstanding” means, with respect to a series of MRP Shares, as of any date, the MRP Shares of such series theretofore issued by the Fund except, without duplication, any MRP Shares theretofore canceled, redeemed or repurchased by the Fund. Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares of which the Fund or any Affiliate of the Fund shall be the Holder shall be disregarded and not deemed outstanding and, prior to the applicable Closing (as defined in the Securities Purchase Agreement), any MRP Shares committed to be purchased by a Purchaser at such Closing shall be deemed to be outstanding.

“Parity Shares” shall have the meaning set forth in Section 3(i) hereof.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of preferred beneficial interests, par value $0.001 per share, including the MRP Shares, of the Fund from time to time.

“Quarterly Dividend Date” means (i) for purposes of the Series F MRP Shares, the 16th day of each February, the 16th day of each May, the 16th day of each August and the 16th day of each November, and (ii) for purposes of the Series G MRP Shares and Series H MRP Shares, the

16th day of each March, the 16th day of each June, the 16th day of each September and the 16th day of each December.

“Rating Agency” means each of Kroll (if Kroll is then rating MRP Shares) and any Other Rating Agency.

“Rating Agency Guidelines” mean the guidelines provided by each Rating Agency, as may be amended from time to time, in connection with such Rating Agency’s rating of any series of MRP Shares.

“Redemption Date” has the meaning set forth in Section 2(c)(ii) hereof.

“Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Repurchase Policy” means the fundamental policy adopted by the Fund to make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Common Shares outstanding at net asset value.

“Restricted Payment Covenant” has the meaning set forth in Section 4(f)(iii) hereof.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of May 16, 2024, as amended from time to time, of the Fund in respect of the MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Fund including, without limitation, the bank borrowings and (without duplication) other indebtedness of the Fund within the meaning of Section 18 of the 1940 Act.

“Series F Applicable Rate” means 6.55% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Series G Applicable Rate” means 6.60% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Series H Applicable Rate” means 6.75% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Series F MRP Shares” means the Series F Mandatory Redeemable Preferred Stock of the Fund.

“Series G MRP Shares” means the Series G Mandatory Redeemable Preferred Stock of the Fund.

“Series H MRP Shares” means the Series H Mandatory Redeemable Preferred Stock of the Fund.

“Series F Term Redemption Date” means November 16, 2027 for the Series F MRP Shares.

“Series G Term Redemption Date” means September 17, 2029 for the Series G MRP Shares.

“Series H Term Redemption Date” means September 16, 2031 for the Series H MRP Shares.

“Special Proviso” shall have the meaning set forth in Section 3(a)(iv).

“Term Redemption Date” means (i) the Series F Term Redemption Date for the Series F MRP Shares, (ii) the Series G Term Redemption Date for the Series G MRP Shares and (iii) the Series H Term Redemption Date for the Series H MRP Shares.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Fund; provided, further, however, that such first Valuation Date shall be not more than one week after the date on which MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

SECTION 14. INTERPRETATION.

To the extent the provisions set forth this Supplement conflict with the provisions of the Original Declaration of Trust (including any amendments thereto) with respect to any such rights, powers and privileges of the MRP Shares, this Supplement shall control.

FIRST: References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

SECOND: The MRP Shares have been classified and designated by the Board of Trustees under the authority contained in the Declaration of Trust.

THIRD: This Supplement has been approved by the Board of Trustees in the manner and by the vote required by law.

FOURTH: This Supplement shall be effective at 9:00 a.m., Eastern time, on September 16, 2024.

FIFTH: The undersigned acknowledges this Supplement to be the statutory act of the Fund and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

NOTHING IN THIS SUPPLEMENT, EXPRESS OR IMPLIED, IS INTENDED TO OR WILL CREATE OR BE DEEMED TO CREATE ANY THIRD PARTY BENEFICIARY RIGHTS OR ANY OTHER RIGHTS (WHETHER LEGAL OR EQUITABLE), BENEFITS OR REMEDIES OF ANY NATURE IN ANY PERSON OR ENTITY, INCLUDING ANY SHAREHOLDERS OF THE FUND, OTHER THAN THE FUND, THE TRUSTEES AND THE HOLDERS OF THE MRP SHARES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Fund has caused this Supplement to be signed in its name and on its behalf by its Principal Executive Officer on the date first written above.

Attest:	CARLYLE TACTICAL PRIVATE CREDIT FUND

/s/ Jonah Wexler	/s/ Brian Marcus
Name: Jonah Wexler	Name: Brian Marcus
Title: Vice President	Title: President, Principal Executive Officer and Chief Risk Officer

EXHIBIT 1-A

FORM OF SERIES F SHARE CERTIFICATE

[SEE ATTACHED]

Certificate No. [ ]	SERIES F MANDATORY REDEEMABLE PREFERRED SHARES	[#] SHARES

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

ORGANIZED UNDER THE LAWS	CUSIP No.: 143106 [ ]
OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

[PURCHASER]

IS THE OWNER OF

[# OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES F MANDATORY REDEEMABLE PREFERRED SHARES, PAR VALUE $.001 PER SHARE, LIQUIDATION PREFERENCE $25 PER SHARE (“MRP SHARES”), OF

CARLYLE TACTICAL PRIVATE CREDIT FUND

TRANSFERABLE ONLY ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE AND THE SHARES OF SERIES F MANDATORY REDEEMABLE PREFERRED SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED DECLARATION OF TRUST, THE SUPPLEMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST AND BYLAWS OF THE TRUST, INCLUDING ALL AMENDMENTS THERETO.

IN WITNESS WHEREOF, CARLYLE TACTICAL PRIVATE CREDIT FUND HAS CAUSED THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICER.

AS OF THIS [__]TH DAY OF [MONTH], [YEAR]

By:
Name:
Title:

1-A-2

CERTIFICATE No. [ ]

For

        (       )

Shares of

Series F Mandatory Redeemable Preferred Shares, par value $.001 per share,

liquidation preference $25 per share (“MRP Shares”)

of

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

issued to

[PURCHASER]

[DATE]

THE MRP SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR, IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 16, 2024 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF ANY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THEREOF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE TRUST.

For value received,                           hereby sells, assigns and transfers          (        ) MRP Shares represented by the within Certificate to:

[Print or type name and address of assignee]

and do hereby irrevocably constitute and appoint                attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Entity Name:

By:
Name:
Title:
Dated:
[Second signature block to be included if required.]

The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

1-A-3

EXHIBIT 1-B

FORM OF SERIES G SHARE CERTIFICATE

[SEE ATTACHED]

Certificate No. [ ]	SERIES G MANDATORY REDEEMABLE PREFERRED SHARES	[#] SHARES

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

ORGANIZED UNDER THE LAWS	CUSIP No.: 143106 [ ]
OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

[PURCHASER]

IS THE OWNER OF

[# OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES G MANDATORY REDEEMABLE PREFERRED SHARES, PAR VALUE $.001 PER SHARE, LIQUIDATION PREFERENCE $25 PER SHARE (“MRP SHARES”), OF

CARLYLE TACTICAL PRIVATE CREDIT FUND

TRANSFERABLE ONLY ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE AND THE SHARES OF SERIES G MANDATORY REDEEMABLE PREFERRED SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED DECLARATION OF TRUST, THE SUPPLEMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST AND BYLAWS OF THE TRUST, INCLUDING ALL AMENDMENTS THERETO.

IN WITNESS WHEREOF, CARLYLE TACTICAL PRIVATE CREDIT FUND HAS CAUSED THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICER.

AS OF THIS [ ]TH DAY OF [MONTH], [YEAR]

By:
Name:
Title:

1-B-2

CERTIFICATE No. [ ]

For

___________ (____________)

Shares of

Series G Mandatory Redeemable Preferred Shares, par value $.001 per share,

liquidation preference $25 per share (“MRP Shares”)

of

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

issued to

[PURCHASER]

[DATE]

THE MRP SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR, IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 16, 2024 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF ANY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THEREOF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE TRUST.

For value received,                 hereby sells, assigns and transfers          (        ) MRP Shares represented by the within Certificate to:

[Print or type name and address of assignee]

and do hereby irrevocably constitute and appoint                 attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Entity Name:

By:
Name:
Title:
Dated:
[Second signature block to be included if required.]

The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

1-B-3

EXHIBIT 1-C

FORM OF SERIES H SHARE CERTIFICATE

[SEE ATTACHED]

Certificate No. [ ]	SERIES H MANDATORY REDEEMABLE PREFERRED SHARES	[#] SHARES

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

ORGANIZED UNDER THE LAWS	CUSIP No.: 143106 [ ]

OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

[PURCHASER]

IS THE OWNER OF

[# OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES H MANDATORY REDEEMABLE PREFERRED SHARES, PAR VALUE $.001 PER SHARE, LIQUIDATION PREFERENCE $25 PER SHARE (“MRP SHARES”), OF

CARLYLE TACTICAL PRIVATE CREDIT FUND

TRANSFERABLE ONLY ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE AND THE SHARES OF SERIES H MANDATORY REDEEMABLE PREFERRED SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED DECLARATION OF TRUST, THE SUPPLEMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST AND BYLAWS OF THE TRUST, INCLUDING ALL AMENDMENTS THERETO.

IN WITNESS WHEREOF, CARLYLE TACTICAL PRIVATE CREDIT FUND HAS CAUSED THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICER.

AS OF THIS [ ]TH DAY OF [MONTH], [YEAR]

By:
Name:
Title:

1-C-2

CERTIFICATE No. [__]

For

___________ (____________)

Shares of

Series H Mandatory Redeemable Preferred Shares, par value $.001 per share,

liquidation preference $25 per share (“MRP Shares”)

of

CARLYLE TACTICAL PRIVATE CREDIT FUND (THE “TRUST”)

issued to

[PURCHASER]

[DATE]

THE MRP SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (i) OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR, IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW, AND (ii) BE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 16, 2024 IN RESPECT OF THE RIGHTS AND OBLIGATIONS OF PURCHASERS AND HOLDERS OF THE SECURITIES THEREUNDER.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, AND ANY PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN SHARES OF ANY SERIES OF ANY AUTHORIZED PREFERRED OR SPECIAL CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO CLASSIFY UNISSUED SHARES AND TO SET THE RELATIVE RIGHTS AND PREFERENCES THEREOF AND OF ANY SUBSEQUENT SERIES OF SUCH PREFERRED OR SPECIAL CLASSES. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE TRUST.

For value received,                 hereby sells, assigns and transfers          (        ) MRP Shares represented by the within Certificate to:

[Print or type name and address of assignee]

and do hereby irrevocably constitute and appoint                 attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Entity Name:

By:
Name:
Title:
Dated:
[Second signature block to be included if required.]

The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

1-C-3